Exhibit 10.1

AMENDMENT NO. 1 TO

INVESTMENT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Investment Agreement, dated as of May 6, 2009 (the “Investment Agreement”), by and among Guaranty Bancorp (the “Company”), Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P., Castle Creek Capital Partners III, L.P., the other investors named on the signature pages hereto and the other investors that may become party thereto from time to time (collectively, the “Investors”), is dated as of August 11, 2009, by and among the Company and the Investors. Capitalized terms used but otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Investment Agreement.

WHERAS, the Company and the Investors previously entered into the Investment Agreement, pursuant to which the Investors will collectively purchase up to 60,000 shares of the Company’s Convertible Preferred Stock for an aggregate Purchase Price of up to $60,000,000 upon the terms and subject to the conditions set forth in the Investment Agreement.

WHEREAS, the parties hereto wish to amend the Investment Agreement in certain respects.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.               Amendments.

(a)           The first paragraph of the Recitals to the Agreement is hereby amended and restated in its entirety to read as follows:

“The Company intends to sell to each Investor, and such Investor intends to purchase from the Company, the number of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), set forth next to such Investor’s name on Annex A, to be designated with the terms, privileges and preferences set forth in the form of Certificate of Designations attached as Exhibit A hereto on the terms and subject to the conditions set forth herein.

The Company and the Investors hereby acknowledge and confirm that, notwithstanding the treatment of the Convertible Preferred Stock for purposes of the Delaware General Corporation Law, 8 Del C. § 101 et seq. (the “DGCL”), for purposes of the risk-based and leverage capital guidelines of the Board of Governors of the Federal Reserve System appearing at 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 225 (Appendix B), as applicable, and for purposes of subsequent regulatory reporting, the Convertible Preferred Stock constitutes cumulative preferred stock as described therein and is subject to the limitations on cumulative preferred stock contained therein.”

(b)           The Table of Contents is hereby amended by deleting the word “Non-Cumulative” from  “Exhibit A   Form of Certificate of Designations for Series A Convertible Non-Cumulative Preferred Stock”.

(c)           Exhibit A to the Investment Agreement is hereby amended and restated in its entirety in the form attached as Exhibit A hereto.

(d)           Section 6(j) of the Investment Agreement is hereby amended by adding at the end thereof prior to the period:

“; provided however that no such consent shall be required to the extent that the Company or the Bank is required to raise additional capital under a regulatory or supervisory directive”

(e)           The proviso in the penultimate sentence of Section 9(a)(v) of the Investment Agreement is hereby amended by deleting the word “and” immediately preceding clause (C) thereof and replacing it with a comma, and adding the following at the end of the sentence:

“and (D) notwithstanding any of the foregoing to the contrary, any committee of the Board of Directors shall have the right to withhold any information and to exclude any Observer from any meeting of such committee or portion thereof at any time and for no reason or any reason whatsoever”

Section 2.               Miscellaneous.

(a)           Each party thereto hereby acknowledges and confirms that all references in the Investment Agreement to “this Agreement” shall be deemed to include the Investment Agreement as amended by this Amendment.

(b)           Except as expressly provided herein, the Investment Agreement shall remain in full force and effect in accordance with the terms thereof.

(c)           For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d)           This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles or other principles that would require the application of any other law.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

GUARANTY BANCORP

By:	/s/ Paul W. Taylor
Name:	Paul W. Taylor
Title:	Executive Vice President, Chief Financial and Operating Officer and Secretary

PATRIOT FINANCIAL PARTNERS, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing Partner

PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing Partner

CASTLE CREEK CAPITAL PARTNERS III, L.P.

By:	/s/ John M. Eggemeyer, III
Name:	John M. Eggemeyer, III
Title:	Managing Member

Amendment No. 1 to Investment Agreement

RELATIONAL INVESTORS MID-CAP FUND I, L.P.

By:	/s/ David H. Batchelder
Name:	David H. Batchelder
Title:	Principal

RELATIONAL INVESTORS MID-CAP FUND II, L.P.

By:	/s/ David H. Batchelder
Name:	David H. Batchelder
Title:	Principal

CONTEXT BH EQUITY FUND II, L.P.

By:	CCP BH II, L.P., its General Partner
By:	BH CCPBH GP, LLC, its General Partner
By:	BH Equity Research, LLC, its Managing Member

By:	/s/ Robert Hendershott
Name:	Robert Hendershott
Title:	CEO

/s/ Theodore Janus
Theodore Janus

/s/ Bryan Bradford
Bryan Bradford

/s/ Bill Block
Bill Block

Amendment No. 1 to Investment Agreement

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS